UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2005

RENTECH, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-19260	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1331 17th Street, Suite 720 Denver, Colorado		80202-1557
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (303) 298-8008

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

(a)     On September 22, 2005, Rentech, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Wellington Management Capital, LLP as investment advisor on behalf of the purchasers listed on Exhibit A to the Purchase Agreement.  The purchasers have agreed to buy 13,436,000 shares of the Company’s Common Stock (the “Common Stock”) at a price of $2.30 per share for an aggregate purchase price of $30,902,800.  The transaction will close upon approval of the Company’s additional listing application for the listing of the Common Stock on the American Stock Exchange.  The Common Stock is being offered and sold under the Company’s Registration Statement on Form S-3 which was declared effective by the Securities and Exchange Commission on August 5, 2005.

          A copy of the Purchase Agreement is filed as Exhibit 10.1 hereto and incorporated in this Item 1.01 by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of the Exhibit

Exhibit 10.1	Securities Purchase Agreement with Wellington Management Capital, LLP as investment advisor on behalf of the purchasers listed on Exhibit A to the Purchase Agreement, dated September 22, 2005.

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: September 23, 2005	By:	/s/ D. Hunt Ramsbottom

D. Hunt Ramsbottom President

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